UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[_]	Definitive Information Statement

SUNCREST GLOBAL ENERGY CORP.
(Name of Registrant as Specified In Its Charter)

SUNCREST GLOBAL ENERGY CORP.
(Name of Person(s) Filing the Information Statement)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14c-5(g) and Rule 0-11(a)(4).

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Total value of shares to be issued: $___________. Fee per Rule 0-11(a)(4): $__________

4)	Proposed maximum aggregate value of transaction:

Total value of the Share Exchange transaction; $_________

5)	Total fee paid:

[_]	Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

SUNCREST GLOBAL ENERGY CORP.
124 N. First Street
Louisville, Kentucky
(502) 379-4788

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

Approximate Date of Mailing: January __, 2008

To the Stockholders of Suncrest Global Energy Corp.:

        The attached Information Statement is furnished by the Board of Directors (the “Board”) of Suncrest Global Energy Corp. (hereinafter, the “Company”). The Company, a Nevada corporation, is a public company registered with the U.S. Securities and Exchange Commission, and the Common Stock of the Company is currently listed for quotation on the Over The Counter Bulletin Board (OTCBB.com).

        The attached Information Statement describes the amendments to the Articles of Incorporation of the Company that the common stockholders of the Company have approved, which would do the following: 1) change the name of the Company to “Beacon Enterprise Solutions Group, Inc.”; 2) cancel the existing authorized shares of the Company’s Preferred Stock, none of which are currently issued or outstanding; and 3) authorize a new class of Preferred Stock, to be designated “Series A Preferred Stock,” having the rights, powers and privileges described in more detail in the attached Information Statement.

        These amendments to the Articles of Incorporation of the Company were approved so that the Company may fulfill its contractual obligations under the share exchange transaction between the Company and Beacon Enterprise Solutions Group, Inc. (“Beacon”), an Indiana corporation. On December 20, 2007, holders of Beacon common shares exchanged all of their Beacon common shares for shares of common stock of the Company, thereby acquiring a controlling interest in the Company. The exchange of common shares, which resulted in the change of control, did not require the approval of the stockholders of the Company. The Company filed a Form 14F-1 relating to the change of control on December 20, 2007.

        Under the terms of the share exchange transaction, the Company must authorize a new class of preferred stock having rights, privileges and preferences substantially similar to those of the existing Beacon preferred shares. Shares of the new class of preferred stock will be issued to the holders of Beacon preferred shares in exchange for those shares. The Company will then own all of the issued and outstanding Common Shares and Preferred Shares of Beacon.

        On January [15], 2008, stockholders holding [7,095,100] shares, or approximately [67.80]%, of our issued and outstanding Common Stock consented in writing to the amendment of the Articles of Incorporation. This consent was sufficient to approve the amendment of the Articles of Incorporation under Nevada law.

        This Information Statement is being mailed to holders of record of Common Stock as of the close of business on or about January [15], 2008 (the “Record Date”). The Company has 10,468,021 shares of common stock outstanding as of the Record Date. There were no shares of preferred stock outstanding as of the Record Date.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS
IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

        The control share acquisition and dissenter’s rights provisions of Chapter 78 of the Nevada Revised Statues are not applicable to the matters disclosed in this Information Statement. Accordingly, there are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.

INFORMATION STATEMENT

        Please read this Notice and Information Statement carefully and in its entirety. It describes the terms of the actions taken by the stockholders. In addition, information about the Company included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2007 has been incorporated by reference into this Information Statement, and a copy of that report accompanies this Information Statement. See “Incorporation By Reference.”

        The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov/cgobin/srch-edgar.

        Although you will not have an opportunity to vote on the approval of the amendments to our Articles of Incorporation, this Information Statement contains important information about the amendments to the Articles of Incorporation, the share exchange transaction and the business of the Company.

By Order of the Board of Directors

Bruce Widener, Chief Executive Officer

SUNCREST GLOBAL ENERGY CORP.
124 N. First Street
Louisville, Kentucky 40202
(502) 379-4788

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

        This Information Statement is being furnished to the stockholders of Suncrest Global Energy Corp., a Nevada corporation (the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of the Company’s stockholders, who collectively own [67.80]% of the Company’s sole class of outstanding capital stock. These actions are being taken without notice, meetings or votes in accordance with the Private Corporations law of the Nevada Revised Statutes (“NRS”), Sections 78.315 and 78.320. This Information Statement is being mailed to the stockholders of the Company on January [15], 2008.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This Information Statement, and the documents which we incorporate by reference in this Information Statement, may contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as “expects,” “anticipates,” “plans,” “believes,” “projects,” and words of similar meaning. These statements relate to our future business and financial performance.

        Actual outcomes may differ materially from these statements. The risk factors listed in this Information Statement as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

        Suncrest Global Energy Corp. (the “Company”), a Nevada corporation, is a public company registered with the U.S. Securities and Exchange Commission, whose Common Stock is currently listed for quotation on the Over The Counter Bulletin Board (OTCBB.com). On December 20, 2007, the Company and Beacon Enterprise Solutions Group, Inc. (“Beacon”), an Indiana corporation, entered into a share exchange transaction upon the approval of the Company’s Board of Directors. As a result of this share exchange transaction, the Company now owns all common shares of Beacon, and the holders of Beacon common shares as of immediately before the share exchange transaction own a controlling voting interest in the common stock of the Company.

        To fulfill its contractual obligations under share exchange transaction, the Company must authorize a new class of preferred stock having rights, privileges and preferences substantially similar to those of the existing Beacon preferred shares. Shares of the new class of preferred stock will be issued to the holders of Beacon preferred shares in exchange for those shares. As a result, the Company will own all common and preferred shares of Beacon and the holders of Beacon preferred shares as of immediately before the share exchange transaction will own shares of preferred stock of the Company.

        To authorize the new class of preferred stock and to fulfill the Company’s obligations relating to the share exchange transaction, the existing Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”) must be amended: 1) to change the name of the Company to “Beacon Enterprise Solutions Group, Inc.”; 2) to cancel the existing authorized shares of the Company’s Preferred Stock, none of which are currently issued or outstanding; and 3) to authorize a new class of Preferred Stock, to be designated “Series A Preferred Stock,” having the rights, powers and privileges described in more detail below.

        On January [15], 2008, stockholders holding [7,095,100] shares, or approximately [67.80]%, of our issued and outstanding Common Stock consented in writing to the amendment of the Articles of Incorporation. This consent was sufficient to approve the amendment of the Articles of Incorporation under Nevada law.

The Beacon Transaction

        Beacon is an information technology and telecommunications business and service company that provides voice, data and voice over Internet Protocol communications services.

        Beacon contacted the Company in the summer of 2007 to discuss a possible transaction between Beacon and the Company. Negotiations between Beacon and the Company ensued. The purpose of the Company was to combine with a business with the potential for growth, and the purpose of Beacon was to combine with a public company entity that would allow additional liquidity for Beacon shareholders and as an inducement to potential investors to invest in the business of Beacon.

        Beacon issued its preferred shares and warrants to purchase its common shares to certain accredited investors (the “Investor Group”) who have made a cash investment in Beacon (the “Private Placement”). Beacon used the proceeds of the Private Placement to fund certain acquisitions (the “Phase I Acquisitions”), which were completed on December 20, 2007. Further details about the Private Placement and the Phase I Acquisitions may be found in the Current Report on Form 8-K, filed December 28, 2007, a copy of which accompanies this Information Statement.

        Simultaneous with the completion of the Phase I Acquisitions, on December 20, 2007, Beacon and the Company entered into a Securities Exchange Agreement (the “Securities Exchange Agreement”). The Securities Exchange Agreement provided that all of the outstanding common and preferred shares of Beacon would be exchanged for shares of common stock and preferred stock of the Company (the “Share Exchange”).

        The Securities Exchange Agreement provides that the Share Exchange is to be accomplished in two steps: first, on December 20, 2007, all Beacon common shares were exchanged for shares of common stock of the Company, at the rate of one Beacon common share for one share of Company common stock; and then, after the Articles of Incorporation are amended, all Beacon preferred shares will be exchanged for shares of preferred stock of the Company, at the rate one Beacon preferred share for one share of new Company preferred stock. Under the terms of the Securities Exchange Agreement, the Company is obligated to cancel the existing authorized but unissued preferred stock, to authorize a new class of preferred stock, to be designated “Series A Preferred Stock,” and to exchange the shares of the new “Series A Preferred Stock” for Beacon preferred shares.

        The Share Exchange was consummated with respect to the Beacon Common Shares on December 20, 2007, and the officers and directors of Beacon took effective control of the operations of the Company at that time. Additionally, all outstanding promissory notes convertible into Beacon common shares and warrants to purchase Beacon common shares were exchanged for promissory notes convertible into shares of Company common stock and warrants to purchase shares of Company Common Stock, respectively. Beacon paid a transaction fee of $305,000 to the Company before the Share Exchange, which was used to pay the Company’s expenses associated with the Share Exchange.

        The second step of the Share Exchange with respect to the Beacon preferred shares will be consummated on __________, 2008, following the distribution of this Information Statement to our shareholders.

Corporate Action Taken

        On January [15], 2008, stockholders of the Company holding the requisite number of shares to approve such actions have executed written consents to amend its Articles of Incorporation as described below. As of the record date of January [15], 2008, there were 10,468,121 shares of Common Stock outstanding, and stockholders collectively holding [7,095,100] shares of Common Stock, or [67.80]% of the total, executed the written consent to amend the Articles of Incorporation.

        The following provisions of the Articles of Incorporation were amended:

        1. Name Change. The name of the Company shall be “Beacon Enterprise Solutions Group, Inc.”

        2. Cancellation of Existing Authorized but Unissued Preferred Stock. The 5,000,000 shares of Existing Preferred Stock, as defined in “Description of Securities” below, shall be canceled.

        3. Designation of Series A Preferred Stock. A new series of Preferred Stock, to be designated “Series A Preferred Stock,” shall be authorized for issuance. Four thousand five hundred (4,500) shares of Series A Preferred Stock shall be authorized. These shares of Series A Preferred Stock vote as a single class with shares of common stock. Each share of preferred stock has rights, preferences and privileges, including: (i) a stated value of $1,000; (ii) dividends of 10% on the stated value payable in cash annually or as a stock dividend in additional Beacon preferred shares; (iii) conversion into 1,333.33 shares of common stock (subject to adjustments) at the option of the holder or upon the occurrence of events relating to a secondary public offering or stock price or trading volume; (iv) antidilution protection upon conversion, including full ratchet antidilution protection for certain unauthorized offerings; (v) a liquidation preference equal to the sum of 125% of the stated value and all accrued but unpaid dividends; (vi) a premium upon a change of control transaction equal to the liquidation preference in addition to the amounts payable on the common shares into which the share of Series A Preferred Stock is convertible; and (vii) certain negative covenants regarding the declaration of dividends, the issuance of additional preferred stock and the issuance of debt. The rights, preferences and privileges of the shares of Company preferred stock are described in greater detail in “Description of Securities,” below.

        The amendment to the Articles of Incorporation will become effective twenty (20) days after the filing and dissemination of this Definitive Information Statement.

        The amendment to the Articles of Incorporation is required to consummate the Share Exchange with respect to the Beacon Preferred Shares, as outlined above. The Share Exchange and the Securities Exchange Agreement have been approved by the Board of Directors of the Company and no further corporate action is required. After the amendment of the Articles of Incorporation, shares of Suncrest Preferred Stock will be issued for Beacon Preferred Shares, so that the Company will hold all of the outstanding Beacon Common Shares and Beacon Preferred Shares.

        Because the amendment of the Company’s Articles of Incorporation under the Securities Exchange Agreement is an obligation under the Securities Exchange Agreement, the Company may be liable for damages, or subject to monetary penalties under the Securities Exchange Agreement, if the Articles of Incorporation are not amended in a timely manner.

No Vote Required

        We are not soliciting consents to approve the amendment to the Articles of Incorporation. Nevada law permits the Company to take any action which may be taken at annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

No Appraisal Rights

        Under Nevada law, stockholders have no appraisal or dissenters’ rights in connection with the amendments to our Articles of Incorporation.

Interests of Certain Parties in the Matters to be Acted Upon

        None of the directors or executive officers of the Company has any substantial interest resulting from the amendments to the Articles of Incorporation that is not shared by all other stockholders pro rata, and in accordance with their respective interests. None of the directors or executive officers of the Company will own, or has or will have any rights to, any shares of Series A Preferred Stock.

Change in Control

        On December 20, 2007, upon the consummation of the Share Exchange with respect to the Beacon common shares, the directors and officers of Beacon assumed operating control of the Company. Moreover, the shareholders of Beacon immediately before the Share Exchange now hold 91.9% of the outstanding shares of Common Stock of the Company. More information regarding the beneficial ownership of the shareholders of the Company may be found in “Security Ownership of Certain Beneficial Owners,” below.

DESCRIPTION OF SECURITIES

        The Company is currently authorized under its Articles of Incorporation to issue 70,000,000 shares of common stock (“Common Stock”), par value $0.001 per share, and 5,000,000 shares of preferred stock (“Existing Preferred Stock ”), par value $0.01 per share. The Articles of Incorporation will be amended to retire all existing shares of Existing Preferred Stock and to authorize a new series of preferred stock, which will have the rights, privileges and preferences described in detail below.

        Immediately before the Share Exchange on December 20, 2007, there were 1,273,121 shares of Common Stock issued and outstanding and no shares of Existing Preferred Stock issued and outstanding.

        At the consummation of the Share Exchange with respect to the Beacon Common Shares on December 20, 2007, the holders of 9,194,900 Beacon Common Shares then exchanged their Beacon Common Shares for 9,194,900 newly issued shares of Common Stock, representing 91.9% of the outstanding shares of Common Stock of the Company. In addition, warrants to purchase 4,066,414 Beacon Common Shares were exchanged for warrants to purchase 4,066,414 shares of Common Stock, and promissory notes convertible into 1,166,664 Beacon Common Shares were exchanged for promissory notes convertible into 1,166,664 shares of Common Stock.

        After the consummation of the Share Exchange with respect to Beacon Preferred Shares, up to 4,000 shares of Beacon preferred shares will be exchange for a like number of shares of Series A Suncrest Preferred Stock.

        The following descriptions of our capital stock are only summaries and do not purport to be complete and are subject to and qualified by the Articles of Incorporation, as amended and restated, its Bylaws, and by the provisions of applicable corporate laws of the State of Nevada. The descriptions of our common stock and our preferred stock, as well as the promissory notes and warrants, reflect changes to our capital structure that occurred on December 20, 2007 upon the consummation of the Share Exchange with respect to the Beacon common shares.

Common Stock

        Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The Company may pay dividends at such time and to the extent declared by the Board of Directors in accordance with Nevada corporate law. Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of Common Stock are fully paid and non-assessable. To the extent that additional shares of Common Stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

Existing Preferred Stock

        Each share of Existing Preferred Stock has the preference to exchange for ten (10) shares of Common Stock and is entitled to ten (10) votes per share of Existing Preferred Stock. The Board of Directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to or may issue shares of Existing Preferred Stock for such consideration as they may determine, from time to time, and the holder of such shares shall not be liable for any further payment thereof.

        The Existing Preferred Stock will be canceled upon the amendment of the Articles of Incorporation, as set forth herein.

New Preferred Stock

        A new class of Preferred Stock, to be designated “Series A Preferred Stock,” shall be authorized for issuance. Four thousand five hundred (4,500) shares of Series A Preferred Stock shall be authorized. The rights, privileges and preferences of the Series A Preferred Stock are described below.

       Voting Rights Generally.

        The holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together and not as separate classes on all matters submitted or required to be submitted to a vote of the stockholders of the Company, except as set forth below or as required by law. The holders of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of whole Common Stock into which such shares of Series A Preferred Stock are convertible pursuant to the provisions hereof, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

       Vote to Issue, or Change the Terms of Series A Preferred Stock.

        The affirmative vote of the holders owning not less than a majority of the aggregate Stated Value of the then issued and outstanding Series A Preferred Stock at a meeting duly called for such purpose, or by the written consent without a meeting of the holders of not less than a majority of the then outstanding Series A Preferred Stock shall be required for any direct and/or indirect (i) Going Private Actions, (ii) Liquidation, and/or (iii) any amendment to, the Company’s Articles of Incorporation or Bylaws which would directly and/or indirectly amend, alter, change, repeal or otherwise adversely affect any of the powers, designations, preferences and rights of the Series A Preferred Stock.

       Negative Covenants with respect to Certain Transactions.

        So long as twenty-five (25%) percent of the shares of Series A Preferred Stock originally issued by the Company pursuant to the Share Exchange remains outstanding (as appropriately adjusted for any recapitalization, stock combinations, stock dividends, stock splits or similar events occurring after the original issuance date of any shares of Series A Preferred Stock), the Company will not, directly or indirectly, including without limitation through merger, consolidation or otherwise, without the affirmative vote or written consent of the holders of more than fifty percent (50%) of the then outstanding shares of Series A Preferred Stock, voting as a separate class, given in writing or by resolution adopted at a duly called meeting of the holders:

(1) Declare or pay any dividends on any shares of Common Stock, or other securities of the Company without first paying in full, in addition to the Series A Preferred Stock Dividend accrued and unpaid through and including such date, the amount which the holders of Series A Preferred Stock would have received had the Series A Preferred Stock been converted for shares of Common Stock at the then applicable Conversion Price; or

(2) Directly and/or indirectly, designate, issue, create or otherwise permit to exist, any additional share of preferred stock or other securities, including secured debt, of the Company which, as to the payment of dividends, distribution of assets, redemptions, voting, interest payments, liquidation payments and/or any other type of payment or right, including, without limitation, distributions to be made upon the liquidation, dissolution or winding up of the Company, or upon the merger, Change of Control, consolidation or sale of the assets thereof, is directly and/or indirectly senior to and/or pari passu with the Series A Preferred Stock.

(3) Directly and/or indirectly create, incur or assume any liability or indebtedness for borrowed money (collectively, “New Debt”), unless, after the creation, incurrence or assumption of such New Debt, the Company shall have an EBITDA Debt Service Coverage Ratio, calculated on a pro forma trailing twelve (12) month basis that is greater than or equal to two (2). “EBITDA” means in any fiscal period, the Company’s net income or net loss (other than extraordinary or non-recurring items of the Company for such period), plus (i) the amount of all interest expense, income tax expense, depreciation expense and amortization expense of the Company for such period, and plus or minus (as the case may be) (ii) any other non-cash charges which have been added or subtracted, as the case may be, in calculating the Company’s net income for such period. If the Company’s accounting is prepared on a consolidated basis, EBITDA shall be calculated on a consolidated basis. “Debt Service” means, as of the last day of each fiscal quarter of the Company, on a consolidated basis, principal due within twelve (12) months after such day, and interest on any indebtedness for the current fiscal quarter calculated on an annualized basis. “EBITDA Debt Service Coverage Ratio” means EBITDA divided by Debt Service.

       Stated Value and Conversion.

        The stated value (the “Stated Value”) of each shares of Series A Preferred Stock is equal to One Thousand Dollars ($1,000.00). The initial conversion price (as adjusted, the “Conversion Price”) shall be $0.75.

        Shares of Series A Preferred Stock will be convertible into shares of Common Stock. Upon conversion, each share of Series A Preferred Stock will convert into that number of shares of Common Stock determined by dividing the Stated Value by the Conversion Price, as adjusted at the time of conversion. Subject to subsequent adjustment, each share of Series A Preferred Stock will therefore be convertible into 1,333.33 shares (being $1,000/$0.75) of Common Stock. The Company will reserve a sufficient number of shares of Common Stock to allow the conversion of all shares of the Series A Preferred Stock into shares of Common Stock.

        Conversion of shares of Series A Preferred Stock may be optional (at the discretion of the holder of such shares) or mandatory (triggered by the events listed below). A holder of shares of Series A Preferred Stock may choose to convert all or some of such shares of Series A Preferred Stock into shares of Common Stock (an “Optional Conversion”). On the other hand, each Share of Series A Preferred Stock shall automatically be converted into shares of Common Stock (a “Mandatory Conversion”) at the then effective Conversion Price upon the earlier of:

(1) The closing of an underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offer and sale of shares of Common Stock for the account of the Company resulting in gross proceeds to the Company of not less than $20,000,000; provided that the shares of Common Stock issuable upon conversion are (i) trading or are quoted on the Bulletin Board,

NASDAQ, AMEX or the NYSE, and (ii) either registered under the Securities Act for resale, or otherwise eligible for resale under Rule 144(k) adopted pursuant to the Securities Act in each case without any selling limitation and/or restrictions longer than 180 days following the closing date of the offering;

(2) The date upon which the Common Stock has for 20 consecutive trading dates (i) closed at a price equal to not less than 250% the then Conversion Price; (ii) averaged not less than 200,000 shares per day in volume and (iii) there is either an effective resale registration statement covering the resale of the conversion shares or the conversion shares are eligible for resale under Rule 144(k) adopted pursuant to the Securities Act.

        Upon conversion, all accrued and unpaid dividends on the shares of Series A Preferred Stock through the date of conversion shall be paid in additional shares of Common Stock as if such dividends had been paid in additional shares of Series A Preferred Stock rounded up to the nearest whole number, and then automatically converted into additional shares of Common Stock.

       Antidilution Provisions.

        The Conversion Price in effect at any time and the number and kind of securities issuable upon conversion of the shares of Series A Preferred Stock shall be subject to proportional adjustment from time to time upon the happening of certain events as follows: (1) stock splits and combinations; (2) dividends or other distributions payable in additional shares of Common Stock; (3) dividends or other distributions; (4) recapitalizations, reclassifications or other changes to the Series A Preferred Stock (other than subdivisions or combinations of shares or stock dividend or reorganizations, mergers, consolidations or sales of assets); (5) capital reorganizations of the shares of Common Stock (other than recapitalizations, subdivisions, combinations, reclassifications or exchanges of shares) or mergers or consolidations of the Company with or into another Company, or the sales of all or substantially all of the Company’s properties and assets to any other person. In each case, the particular adjustment with respect to a given transaction is meant to give the holders of shares of Series A Preferred Stock substantially equivalent rights with respect to the shares or securities held after such transaction as such shares collectively had before such transaction. Finally, in the event that shares of Common Stock are sold at an effective price less than the Conversion Price (subject to certain exceptions set forth in the Amended Articles of Incorporation), the Conversion Price will be adjusted to the effective price for such sale.

        Sales of securities convertible into Common Stock shall be treated in a manner similar to issuances of Common Stock for the purpose of calculating antidilution adjustments. Any time an adjustment is made to the Conversion Price above, a corresponding proportionate change shall be made to the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock.

       Liquidation Preference.

        A “Liquidation” of the Company means any of the following: (i) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) filing for bankruptcy pursuant to applicable federal and/or state laws, (iii) any actions that directly and/or indirectly are construed as steps in taking the Company private, including, but not limited to, failure to file SEC Reports in a timely fashion, the Company, any affiliate of the Company and/or any person at the direct and/or indirect request of the Company buying shares of issued and outstanding Company Stock, of the filing of a Form 15, the Common Stock no longer is eligible for quotation on the NASD Bulletin Board, the Company’s Board of Directors and/or shareholders meeting and/or through resolutions, adopts or calls a meeting authorizing the Company to undertake any of the above such actions (“Going Private Actions”), or (iv) any Change of Control.

        In the event of any Liquidation of the Company, the holders of the Series A Preferred Stock shall be entitled to receive out of any assets of the Company legally available for distribution from such Liquidation (the “Liquidation Funds”) on a pro rata basis, before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series A Preferred Stock in respect of the preferences as to the distributions and payments on a Liquidation of the Company, an amount per Share of Series A Preferred Stock equal to the product of (i) 125% and (ii) the sum of (a) the Stated Value of all Series A Preferred Stock then outstanding and (b) all dividends, if any, which have accrued or are payable under subsection 6 hereof, but have not been paid and received by the holders of the Series A Preferred Stock, up to and including the date full payment is tendered to the holder of such share of Series A Preferred Stock with respect to such Liquidation (collectively, the “Non Change of Control Liquidation Preference”).

        Notwithstanding the foregoing, in the event that a Liquidation is caused as a result of a Change of Control, each Holder of Series A Preferred Stock shall be entitled to receive in addition to the Non Change of Control Liquidation Preference, such additional amounts that each such Holder would have received in the Liquidation, had it converted its Series A Preferred Stock into Common Stock immediately before the Liquidation.

        “Change of Control” means (i) a change in the voting control of the Company such that any one person, entity or “group” (as contemplated by Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended) acquires from the Company in one or more, including a series of, transactions the right to cast greater than 50% of votes eligible to be cast by all holders of capital stock of the Company in the election of directors of the Company, provided that such transaction is approved by the Board or (ii) any merger or consolidation of the Company with or into another entity or any sale of all or substantially all of the assets of the Company.

        If, upon any Liquidation, the Liquidation Funds are insufficient to pay, issue or deliver the full amount due to the holders of Series A Preferred Stock, then each holder of Series A Preferred Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder as a liquidation preference, as a percentage of the full amount of Liquidation Funds payable to all holders of Series A Preferred Stock. No holder of Series A Preferred Stock shall be entitled to receive any amounts with respect thereto upon any Liquidation other than the amounts provided for herein; provided that a holder of Series A Preferred Stock shall be entitled to all amounts previously accrued with respect to amounts owed hereunder. The form of consideration in which the Liquidation Preference is to be paid to the holders of the Series A Preferred Stock shall be the form of consideration received by the Company or the other holders of the Company’s capital stock, as the case may be.

       Dividends; Participation.

        Each Share of Series A Preferred Stock shall accrue and be paid a dividend at the rate of ten (10%) percent per annum of the Stated Value, payable quarterly in arrears on January 1st, April 1st, July 1st and October 1st of each year and for such whole year (or portion thereof) that such Share of Series A Preferred Stock is issued and outstanding (the “Series A Preferred Stock Dividend”) beginning on the date each such share of Series A Preferred Stock is issued (including upon issuance as a stock dividend). The dividend payments shall be made in either cash or at the option of the Company through the issuance of additional Series A Preferred Stock in such amount of Series A Preferred Stock equal to the quotient of (i) the dividend amount payment then due, divided by (ii) the Stated Value of a share of Series A Preferred Stock.

       Preferred Rank.

        All shares of Common Stock shall be of junior rank to all Series A Preferred Stock in all respects as to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Series A Preferred Stock. For so long as any Series A Preferred Stock remain outstanding, the Company shall not, without the express written consent of Holders owning no less than a majority of the aggregate Stated Value of the then issued and outstanding Series A Preferred Stock (a) create or authorize any other class or series of capital stock, ranking pari passu and/or senior in any respect to the Series A Preferred Stock, or (b) issue any indebtedness ranking pari passu and/or senior in respect to the Preferred Stock.

Convertible Notes

        On December 20, 2007, convertible promissory notes that had been issued in Beacon’s bridge financing facilities with certain of its shareholders were exchanged for convertible promissory notes and warrants to purchase shares of Common Stock, with terms substantially similar to those issued in Beacon’s bridge financing facilities.

        Consequently, the Company has convertible promissory notes (the “Bridge Notes”) outstanding in the aggregate principal amount of $700,000, which bear interest at the prime rate and mature on December 20, 2009. These Bridge Notes are convertible into a total of up to 1,166,664 shares of Common Stock, at a deemed conversion price of $0.60 per share of Common Stock.

Warrants

        On December 20, 2007, the warrants to purchase 1,111,000 Beacon Common Shares issued to and held by certain of Beacon’s shareholders in connection with the bridge facility were exchanged for warrants (the “Bridge Warrants”) to purchase 1,111,000 shares of Common Stock. Of the Bridge Warrants, the rights to purchase 875,000 shares of Common Stock are immediately vested and exercisable. The remaining 336,000 warrants will collectively vest at a rate of 14,000 shares per month for each month that the principal under the Bridge Notes remains outstanding until the maturity date of December 20, 2009. Upon full conversion of the Bridge Notes into shares of Common Stock or upon the maturity date of December 20, 2009, all remaining unvested rights to purchase shares of Common Stock under the Bridge Warrants will automatically vest and become exercisable. If prepayment of the advances before the maturity date of December 20, 2009 is required, all remaining unvested rights to purchase shares of Common Stock under the Bridge Warrants will be forfeited and canceled. The Bridge Warrants have an exercise price of $1.00 per share and expire on June 30, 2012.

        The Company has also issued warrants in exchange for warrants issued to the Investor Group in the Private Placement (collectively, the “Investor Warrants”) that in the aggregate have the right to purchase 250,000 shares of Common Stock. Each Investor Warrant has a five year exercise period and an exercise price of $1.00 per share of Common Stock, payable in cash on the exercise date. The exercise price is subject to adjustment upon certain occurrences specified in the Exchanged Investor Warrants.

        The Company has issued, to the Placement Agent in the Private Placement, warrants to purchase up to 1,040,000 shares of Common Stock at an exercise price of $1.00 per share of Common Stock over a five year exercise period ending on December 20, 2012. The Company has also issued, to certain affiliates of the Placement Agent, warrants to purchase an aggregate of 600,000 shares of Common Stock at an exercise price of $1.00 per share of Common Stock over the same five year exercise period.

Registration Rights

        The Company and the Investor Group entered into a registration rights agreement (the “Registration Rights Agreement ”) in connection with the Private Placement that requires the Company to register the Investor Group’s “registrable securities” with the SEC after the Share Exchange so those securities can be publicly sold.

        “Registrable Securities” are (a) the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, as well as any shares of Common Stock issued as a stock dividend on, or as an antidilution adjustment with respect to, such shares of Series A Preferred Stock, and (b) the shares of Common Stock issuable upon exercise of the Investor Warrants or the warrants issued to the Placement Agent and its affiliates.

       Resale Registration

        Under the Registration Rights Agreement, the Company must prepare and file with the Commission a registration statement covering the resale of all of the Registrable Securities immediately following the consummation of the Share Exchange with respect to the Preferred Stock. The Company must use its best efforts to cause such Registration Statement to be declared effective by the Commission no later than June 30, 2008.

        The Company shall cause the Registration Statement to become effective and remain effective, until the earlier of the date when all Registrable Securities covered by the Registration Statement (a) have been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act or (b) may be sold without any limitation pursuant to Rule 144(k) or any successor provision (the “Effectiveness Period”).

       Piggyback Registration

        If, at any time during the Effectiveness Period, the Company determines to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act covering any of its equity securities, including without limitation, in connection with the registration of the Company’s securities in a subsequent financing, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company must include in such registration statement all of the Registrable Securities.

        If, at any time after giving written notice of its intention to register any securities and before the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to proceed with such registration, the Company will be relieved of its obligation to register any Registrable Securities in connection with such registration.

        In case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities.

       Liquidated Damages

        If a registration statement covering the resale of the Registrable Securities (i) is not declared effective by the Commission on or before June 30, 2008, and/or (ii) is declared effective by the Commission, but the holders of Registrable Securities cannot sell their respective Registrable Securities thereunder at any time after such registration statement is declared effective by the Commission (each being a “Registration Failure”), then the Company in each such case shall pay to the holders of Registrable Securities, for each thirty (30) day period (or proportionally for any shorter period) of each Registration Failure, an amount in cash, as partial liquidated damages and not as a penalty, equal to one (1%) percent of the aggregate gross proceeds paid by such holders. All liquidated damages as a result of such Registration Failure shall be paid on the 31st day following each initial Registration Failure and on each 30th day thereafter until such Registration Failure is cured by the Company. If the Company fails to pay any required liquidated damages in full by each required payment date, the Company shall pay interest thereon at a rate of 14% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the holders of Registrable Securities, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such accrued but unpaid interest thereon, are paid in full.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information regarding beneficial ownership of the Company as of January [15], 2008, after giving effect to the consummation of the Share Exchange with respect to the shares of Common Stock by the following groups: (i) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and named executive officers as a group. Immediately before the Share Exchange, none of our directors and executive officers was the beneficial owner of any capital stock of the Company.

        The table with respect to the Common Stock is computed on the basis of the amount of outstanding shares of Common Stock as of the date hereof, plus any securities that are convertible into or exercisable for Common Stock within 60 days of the date hereof pursuant to options, warrants, conversion privileges or other rights. The Share Exchange has not yet been consummated with respect to the Beacon Preferred Shares. To more accurately reflect the percentages of beneficial ownership, however, the outstanding Beacon Preferred Shares (as of January [15], 2008) are treated as if they had been converted into Beacon Common Shares and exchanged for Common Stock at the consummation of the Share Exchange with respect to the Beacon Common Shares and the Common Stock.

        Unless otherwise indicated in the footnotes to this table, based on information furnished by such stockholders, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The address of each of the stockholders named in this table is the same as that of Beacon.

Name of Beneficial Owner	Class	Shares of the Company held immediately after the Share Exchange	Percent Ownership (%)

Bruce Widener	Common	2,580,000	13.7%
Sherman Henderson (1)	Common	1,759,167	9.4%
Robert Clarkson (2)	Common	979,166	5.3%
John D. Rhodes, III (3)	Common	591,666	3.2%
Richard C. Mills (4)	Common	1,577,250	8.4%
Kenneth E. Kerr (5)	Common	471,429	2.4%
Robert Mohr	Common	-0-	0%
Directors and Named Executive	Common	7,958,678	43.9%
Officers as a group (7 persons)

(1)	Includes 30,000 shares held by LANJK, LLC (a limited liability company wholly owned by Mr. Henderson) as well as the 416,666 shares into which the convertible promissory note held by SHEND LLC (a limited liability company wholly owned by Mr. Henderson) is convertible, and the 322,500 shares for which warrants to purchase common stock held by SHEND LLC are exercisable within 60 days of the date hereof.
(2)	Includes the 416,666 shares into which the convertible promissory note held by ROBT LLC (a limited liability company wholly owned by Mr. Clarkson) is convertible, and the 322,500 shares for which the warrants to purchase common stock held by ROBT LLC are exercisable within 60 days of the date hereof.
(3)	Includes the 166,666 shares into which the convertible promissory note held by Dr. Rhodes is convertible, and the 129,000 shares for which the warrants to purchase common stock held by Dr. Rhodes are exercisable within 60 days of the date hereof.
(4)	782,250 of the shares of Common Stock are subject to a three-year vesting provision, where such shares will vest in three equal installments on December 20, 2008, 2009 and 2010. In addition, Mr. Mills and his wife are the beneficial owners of 795,000 shares of Common Stock, of which 200,000 have been placed in escrow under the terms of the asset purchase agreement between Beacon and Strategic.
(5)	Mr. Kerr, as the 50% stockholder of CETCON, is the beneficial owner of 471,429 shares of Common Stock, of which 225,000 have been placed in escrow under the terms of the asset purchase agreement between Beacon and CETCON.

BUSINESS

        The Company was incorporated in the state of Nevada on May 22, 2000 as Galaxy Specialties, Inc. On June 10, 2003 the Company acquired Coyote Oil Company, Inc. (“Coyote Oil ”) as a wholly-owned subsidiary. Coyote Oil owned a proprietary process known as a mini oil refinery, but on August 7, 2006, Coyote Oil completed the sale of its mini oil refinery process to Ecodomaine Refining, Inc. After that date and until December 20, 2007, the date of the Share Exchange, the Company conducted no further operations.

BUSINESS OF BEACON ENTERPRISE SOLUTIONS GROUP, INC.

        In this discussion of the “Business of Beacon,” unless otherwise noted or required by the context, references to “us,” “ we ,” “ our ,” and similar terms refers to the Company after the consummation of the Share Exchange.

        Beacon’s long-term business strategy is to acquire and consolidate regional information technology and telecommunications businesses and service companies into an integrated, national provider of voice, data and voice over Internet Protocol (“VOIP”) communications services to medium-sized business enterprise customers (the “MBE Market”). The Phase I Acquisitions described above constituted the first phase of Beacon’s acquisition strategy. Consistent with our operating plan, we will continue to pursue the next phase of our acquisition strategy by exploring acquisition targets to build around our three state operating hub to grow Beacon into a large regional telecommunications provider with a strong Southeast/Midwest concentration and focus.

        By offering a range of services, we believe that our flexibility and focus on project management will allow our customers to select the best information technology (“IT”) systems for their needs in a cost-effective manner. Beacon will offer services in the following areas: 1) systems and infrastructure design and engineering; 2) technology and equipment procurement and installation; 3) software development and support; and 4) maintenance and support.

Systems and Infrastructure Design and Engineering

Beacon plans to evaluate the information technology needs of its clients (including voice, data, video, and security needs) and design and engineer systems (i.e., hardware) and infrastructures (i.e., cabling and connectivity) to meet those needs at the enterprise level. Beacon proposes to design systems to take into account the existing facilities and technology of its clients, when appropriate, to minimize equipment replacement, and to align, calibrate and build enterprise systems properly and efficiently according to its clients’ specifications.

Technology and Equipment Procurement and Installation

Beacon plans to deliver the products from third party vendors and services needed to implement the systems and infrastructures designed for its clients. Specifically, Beacon expects to provide procurement for carrier services (including voice, video, data, Internet, local & long distance telephone applications), infrastructure services (including cabling and equipment); routers, servers and hubs; telephone systems, voicemail and general technology products.

Software Development and Support

Beacon plans to develop custom applications for its clients’ information technology systems, and provide all necessary management, hosting and technical support services in relation to those systems. Specifically, its services will include web application development, IT management and hosting services for scalable infrastructure solutions); and support services. Beacon has a Microsoft Certified network team available to assist on-site, on the phone, or over the Internet.

       Maintenance and Support.

Beacon plans to install and connect its clients’ systems and infrastructure, and then maintain and support the telephone, wireless, voice messaging and other IT operations on an ongoing basis. Beacon can provide maintenance and support services for legacy systems as well.

        The Phase I Acquisition entities provided the above services as part of their historical businesses. CETCON Incorporated provided systems design and engineering, ADSnetcurve provided software development and support, and Bell-Haun Systems, Inc. and Strategic Communications provided technology and equipment procurement, as well as installation, maintenance and support services.

Phase I Acquisitions

        Beacon entered into acquisition agreements for the Phase I Acquisitions on October 15, 2007 and consummated the Phase I Acquisitions on December 20, 2007. Beacon paid an aggregate purchase price for the Phase I Acquisitions of $1,650,500 in cash, $1,804,500 in notes (excluding the BHS Earnout Note and the BHS Rent Notes), and 3,225,000 Beacon Common Shares. Beacon used the proceeds of the Private Placement to finance the Phase I Acquisitions.

        On a pro forma combined basis, the Phase I Acquisitions generated revenue for the twelve (12) months ending December 31, 2006 of approximately $10.2 million and served more than 4,000 MBE Market customers doing business predominantly in Ohio, Kentucky and Indiana. See the summary table below.

2006 Audited	ADSnetcurve	Bell-Haun	CETCON	Strategic	Total
Headquarters	Louisville, KY	Columbus, OH	Cincinnati, OH	Louisville, KY
Years in Business	24	30	11	14	79
2006 Revenue	$1.8 million	$1.5 million	$1.8 million	$5.1 million	$10.2 million
2006 EBITDA (1)	$0.5 million	($0.1 million)	$0.4 million	($0.1 million)	$0.7 million

2006 Net Income	$0.4 million	($0.1 million)	$0.4 million	($0.3 million)	$0.4 million
# of Employees	32	14	11	21	78
Business	IT services	Voice/Data	Network	Voice/Data

(1)	EBITDA is calculated by deducting operating expenses from operating income and excluding amounts related to interest expense, income tax expense or benefit, depreciation expense, amortization expense and any gain or loss on disposal of assets.

Bridge Financing

        On July 16, 2007 and November 15, 2007, Beacon entered into two bridge facilities, for $500,000 and $200,000, to provide working capital to Beacon until the Private Placement. The Company has assumed these obligations through the Share Exchange. Further details concerning the bridge financing may be found in the Current Report on Form 8-K, filed on December 28, 2007, a copy of which accompanies this Information Statement.

Client Base

        Through the Phase I Acquisitions, Beacon acquired a client base that consisted of approximately 4,000 customers, which were predominantly MBEs with 25-2,500 end users each, as well as approximately 50 larger customers. We expect that most of our revenue will be derived from the MBE market.

Competitors

        The Company has numerous competitors in each one of its four service areas, many of which are substantially better capitalized, have more employees, have a longer operating history and are better known in the industry. However, management is not aware of any direct competitor in the middle-market service space that can provide all of these services without significant outsourcing or reselling, although IBM Global and others do present these services by relying upon outside consultants. The Company believes that its integration of these services, particularly of its systems and software design and engineering capabilities, provides a distinct competitive advantage.

        Technology & equipment procurement competitors include: AT&T, Qwest, Level 3, Broadwing, and Covad. Application development/support competitors include: Trigent, Inventa Technologies, and AAlpha. Competitors specific to the interconnect services include: BellSouth, Vonage, and Packet8. Competitors with respect to data/systems integration services include: Cisco, Datacomm Solutions, Dell, and Sun Microsystems.

Employees

        The Company, through Beacon, currently employs approximately 80 persons as a result of the Phase I Acquisitions. In addition, Beacon has entered into an operating agreement with ADSnetcurve to employ a team of developers in India while Beacon acquires the necessary licensure to operate a business within India. None of Beacon’s employees is subject to a collective bargaining agreement.

Facilities

        The Company currently maintains its offices at 124 N. First Street, Louisville, KY 40202 and our telephone number is (502) 379-4788.

        On November 1, 2007, Beacon entered into an operating lease for its office space in Louisville, Kentucky. The lease term is for a period of four months commencing November 1, 2007 expiring February 28, 2008 for a base rent of $1,675 per month. The Company plans to renew this lease on substantially similar terms for the remainder of fiscal year 2008. In addition, Beacon leases office space in Cincinnati, Ohio and Columbus, Ohio for amounts that are not deemed to be material.

Legal Proceedings

        The Company is not currently subject to any material legal proceedings.

Website

        The Company maintains a website at www.askbeacon.com. The reference to our web address does not constitute incorporation by reference of the information contained at this site.

Changes in Registrant’s Certifying Accountant

        On December 20, 2007, the Company dismissed Chisholm, Bierwolf & Nilson LLP as the independent registered public accounting firm. Chisholm, Bierwolf &Nilson LLP had been previously engaged as the principal accountant to audit the financial statements of the Company.

        The Company engaged Marcum & Kliegman LLP as its new independent registered public accounting firm, effective as of December 20, 2007, to audit the financial statements for the fiscal year ended September 30, 2007, and to perform procedures related to the financial statements included in the Current Report on Form 8-K and quarterly reports on Form 10-QSB.

        The decision to dismiss Chisholm, Bierwolf & Nilson LLP and engage Marcum & Kliegman LLP was approved by the Board of Directors on December 20, 2007.

        During the two most recent fiscal years and the subsequent interim period through December 20, 2007, the date of dismissal, there were no disagreements with, or adverse opinions or disclaimers of opinions from, Chisholm, Bierwolf & Nilson LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Chisholm, Bierwolf & Nilson LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. There were no items described in Item 304(a)(1)(iv)(B) of Regulation S-B to disclose during the two most recent fiscal years and the subsequent interim period through December 20, 2007, the date of dismissal.

        Further details concerning the changes in the Company’s certifying accountant may be found in the Current Report on Form 8-K, filed December 28, 2007, a copy of which accompanies this Information Statement.

Certain Relationships and Related Party Transactions

       Bridge Financing

        John D. Rhodes, III and affiliated entities of Sherman Henderson and Robert Clarkson hold Bridge Notes in the aggregate principal amount of $600,000. Dr. Rhodes, Mr. Henderson and Mr. Clarkson are all directors of Beacon, and Mr. Henderson and Mr. Clarkson are 5% shareholders of Beacon.

       Consulting Agreement

        Beacon has a consulting arrangement with Mr. Rick Hughes, who is an immediate family member of the principal of Brook Street Enterprises, LLC, a stockholder of the Company, for the provision of consulting services. Under this arrangement, Beacon is paying Mr. Hughes a monthly fee of $12,500.

Filing Status

        The Company has in the past filed reports with the SEC and will continue to do so as Beacon Enterprise Solutions Group, Inc. You can read and copy any materials we file with the SEC at its Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. You can obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, including us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

        The following discussion and analysis of the results of operations and financial condition of Beacon for the fiscal year ended September 30, 2007 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this Information Statement.. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

Overview

        All references to “Beacon Enterprise Solutions Group, Inc.,” the “Company,” “Beacon,” “we,” “us,” or “our,” refer to the Company and the consolidated businesses. The Company has the long-term strategic goal of acquiring and consolidating regional telecommunications businesses and service platforms into an integrated, regional or national provider of voice, data and VOIP communications services to the MBE Market.

        Our business strategy is to acquire companies that will allow us to serve the MBE Market customer on an integrated, turn-key basis from system design, procurement and installation through all aspects of providing network service and designing and hosting network applications.

Acquisition Strategy

        On December 20, 2007, we executed our Phase I acquisition strategy when we simultaneously acquired four companies that serve more than 4,000 MBE Market customers doing business predominately in Ohio, Kentucky and Indiana. ADSnetcurve provides information technology services, CETCON provides network design and engineering services, and BHS and Strategic Communications provide voice and data telecommunications services in the Indiana, Kentucky and Ohio regions.

        Our operating plan over the next 12 months includes combining the operations of the four companies into a single integrated organization and developing the internal infrastructure to scale the business. We believe we have sufficient capital to satisfy our cash requirements for the next 12 months including investment in an integrated enterprise resource planning system to facilitate the future growth plans of the business and satisfy regulatory requirements. By integrating the remaining existing information technology infrastructure and fixed assets of the constituent businesses, we believe we will be able to avoid significant additional capital expenditures during the next 12 months. We do not anticipate our existing headcount will change dramatically although responsibilities will change to facilitate execution of our operating plan.

        Consistent with our operating plan, we will continue to pursue our phase II acquisition strategy, financed by additional debt or equity financings, by exploring acquisition targets to build around our three state operating hub to grow Beacon into a large regional telecommunications provider with a strong Southeast/Midwest concentration and focus.

2007 Bridge Facility

        In July 2007, Beacon entered into a bridge financing for sale of $500 thousand aggregate principal amount of its 8% Convertible Promissory Notes to Sherman Henderson and Robert Clarkson, two founding directors of Beacon, through their wholly-owned limited liability companies. On November 15, 2007, Beacon entered into the another bridge financing, in the aggregate amount of $200 thousand, with John D. Rhodes and another investor.

        Due to the successful completion of the Private Placement and the Phase I Acquisitions, the Bridge Notes were issued to the investors in the bridge financings, which will mature on December 20, 2009, the date two years from the closing of the acquisitions; provided , however , each holder of a Bridge Note (i) may convert his Bridge Notes into shares of Common Stock at a conversion rate of one (1) share of Common stock for each $.60 of principal so converted, and (ii) received Bridge Warrants, which are five (5) year warrants to purchase shares of Common stock at an exercise price equal to $1.00. Of these Bridge Warrants, the rights to purchase 875,000 shares of Common Stock were immediately vested and exercisable, and the remaining warrants to purchase an aggregate of 336,000 will vest monthly for each month that the principal under the Bridge Notes remains outstanding until December 20, 2009, the second anniversary of the Private Placement.

        We used the proceeds from the Bridge Notes to pay the costs associated with the execution of our plans to date.

Private Placement

        We executed the Private Placement to facilitate the Phase I Acquisitions. The following table summarizes the net proceeds from the Private Placement:

Gross Offering Proceeds	$ 2,433,900
Share Exchange Cash Consideration	(305,000)

Net Proceeds	$ 2,128,900

The net proceeds received were used as follows:

Phase I Acquisition Consideration	$1,650,500
General Working Capital Purposes	478,400

Net Proceeds	$2,128,900

Summary of Share Exchange

        See “Share Exchange” elsewhere in this Item 2.01 for a summary of the Share Exchange.

For the Period from June 6, 2007 (the date of inception) to September 30, 2007

        From the inception of the business on June 6, 2007 to September 30, 2007, the sole activities of Beacon were to execute our Phase I Acquisitions, our Private Placement and execute the Share Exchange. Through September 30, 2007, we generated no revenues and relied on the 2007 Bridge Facility to support our cash requirements.

        During the period, we incurred compensation related expenses of approximately $79 thousand and other administrative expenses of approximately $52 thousand. Interest expense of approximately $2 thousand was incurred in connection with the 2007 Bridge Facility.

        Based on our limited operating experience and lack of revenue to offset our expenses, we do not currently have evidence to support the use of our losses to offset any future income. We therefore have not recorded income tax expense nor the associated deferred tax asset related thereto.

Capital Resources and Liquidity

        For the period from June 6, 2007 to September 30, 2007, we used cash in operations of approximately $106 thousand primarily the result of approximately $133 thousand of cash used related to our net loss and approximately $22 thousand increase in cash used to fund certain expenses partially offset by approximately $45 thousand of cash provided by an increase in accounts payable.

        Cash used in investing activities in the amount of approximately $111 thousand related to prepaid acquisition costs.

        Cash provided by financing activities of approximately $278 thousand was primarily the result of a drawdown of $278 thousand on our 2007 Bridge Facility and the receipt of subscriptions for Beacon Common Shares.

Off Balance Sheet Arrangements

        At September 30, 2007, we were a party to an operating lease for office space for which we have committed to pay approximately $7 thousand for the year ended September 30, 2008.

Critical Accounting Estimates and Judgments

        Beacon’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of Beacon’s financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. We base Beacon’s estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

        Due to the limited activity of the development stage company before the Phase I Acquisitions and Share Exchange, there have been no significant estimates and judgments required to date. However, due to the nature of our business, subsequent to the Phase I Acquisitions and Share Exchange, the following significant accounting policies are believed to be the most critical to fully understanding and evaluating the future results and financial position of our business including revenue recognition, inventory valuations for slow moving items, accounting for business combinations, amortization of definite lived intangible assets, impairment of goodwill, and the recovery of deferred income tax assets.

        We recognize sales and associated cost of sales when delivery has occurred and collectability is probable. We will use the allowance for doubtful accounts method of valuing doubtful accounts receivable which is based on historical experience, coupled with a review of the current status of existing receivables.

        We will determine Beacon’s inventory value at the lower of cost (first-in, first-out method) or market value. In the case of slow moving items, we may write down or calculate a reserve to reflect a reduced marketability for the item. The actual percentage reserved will depend on the total quantity on hand, its sales history, and expected near term sales prospects. When we discontinue sales of a product, we will write down the value of inventory to an amount equal to its estimated net realizable value less all applicable disposition costs.

        We will account for the Phase I Acquisitions and Share Exchange in accordance with Statement of Financial Accounting Standards No. 141(R) “Business Combinations,” (SFAS 141R) under the purchase method of accounting whereby a preliminary valuation of the assets and liabilities of the acquisitions will be recorded in the December 31, 2007 financial statements based on an allocation of the purchase price. Such valuations will be adjusted based on final valuations with the final adjustments also affecting the carrying value of goodwill.

        Beacon’s intangible assets will consist principally of customer lists, non-compete agreements and goodwill. We will amortize definite lived intangible assets over their estimated period of benefit, ranging from one to fifteen years upon being placed in full production. In accordance with Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets,” (SFAS 142), we do not amortize goodwill and certain intangible assets with indefinite useful lives. Instead, SFAS 142 requires that we review goodwill and intangible assets deemed to have indefinite useful lives for impairment on at least an annual basis. We perform our annual impairment review during the fourth quarter of each year or whenever events or changes in circumstances indicate that such assets might be impaired.

        As part of the process of preparing Beacon’s consolidated financial statements, we must estimate Beacon’s actual current tax liabilities together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within the consolidated balance sheet. We must assess the likelihood that the deferred tax assets will be recovered from future taxable income on a more likely than not basis and, to the extent we believe that recovery is not likely, a valuation allowance must be established. To the extent we establish a valuation allowance or increase or decrease this allowance in a period, the impact will be included in the tax provision in the statement of operations.

FINANCIAL INFORMATION

        You can find financial information of the Company in the Current Report on Form 8-K, filed on December 28, 2007, a copy of which accompany this Notice and the Information Statement. Copies of the financial statements of Beacon, originally filed as Exhibits 99.2 to 99.7 of the Current Report on Form 8-K filed on December 28, 2007, also accompany this Information Statement

INCORPORATION BY REFERENCE

        The SEC allows us to “incorporate by reference” certain information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this Information Statement. We incorporate by reference the Current Report on Form 8-K filed December 28, 2007. Copies of the Current Report on Form 8-K and of the financial statements originally filed as Exhibits 99.2 to 99.7 to that Current Report accompany this Information Statement.

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By Order of the Board of Directors:

Suncrest Global Energy Corp.

By:	/s/ Bruce Widener Bruce Widener, President and Chief Executive Officer

Louisville, Kentucky
January __, 2008